                                                                   Exhibit 10.29


CHANGE OF CONTROL SR. MGMT SEVERANCE/EQUITY ACCELERATION

Forward vesting and severance plan for members of the Senior Management Group (identified below) of Caliper Technologies Corp. (the "Company") effective with any change of control.

Senior Management Group
     Management holding Senior Director and Vice President level positions.

The following two forms of compensation protection are approved for all members of the Senior Management Group. The details are:

     Severance Pay:
     -------------
     If the employment of a member of the Senior Management Group (the "Employee") is terminated by the Employee's employer (including a Constructive Termination) during the 13 months following a Change of Control for any reason other than for Cause, then if the Employee executes an effective waiver and release of all claims the Employee will receive monthly consulting payments equal to their base salary at time of termination for 12 months or until employed by another company, whichever is less, and to the extent and for so long as (but not to exceed 12 months) the Employee is not eligible to receive comparable health insurance coverage from another employer, Caliper Technologies Corp. will provide the Employee and the eligible dependents of the Employee with COBRA continuation of coverage, at its expense provided that the Employee timely completes the requisite forms to elect and obtain such continued coverage.

     Equity:
     ------
     In addition to the vesting acceleration provisions stated in the Company's 1999 Stock Option Plan if the employment of the Employee is terminated (including without limitation Constructive Termination) during the 13 months following a Change of Control for any reason except for Cause, then on the date of termination the Employee will receive accelerated vesting of 30 months for all outstanding stock options. Acceleration of vesting will not be available or provided, however, if the Change of Control is to be a "pooling of interests" transaction and the Company's outside auditors determine that such acceleration of vesting would prevent the Company from participating in a "pooling of interests" transaction.

     Golden Parachute Cutback:
     ------------------------
     If the combined value of the payments and accelerated option vesting could trigger the 20% excise tax payable by the Employee (and loss of deductibility of the payments by the Company), then before such payments shall become effective, a calculation shall be performed by the Company's outside auditors and the Employee shall receive a combined value of payments and accelerated option vesting as will result in payment of the greatest after-tax benefit to the Employee. This could result in the full set of benefits being provided or some lesser portion. Cash payments would be reduced before reducing the number of shares for which acceleration of vesting would be triggered.

     Definitions:
     -----------
     "Cause" shall mean the occurrence of any of the following: (i) the Employee engages in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out his or her duties, resulting, in either case, in material economic harm to the Company, unless the Employee believed in good faith that such conduct was in, or not opposed to, the best interest of the Company; (ii) any unjustified refusal to follow reasonable directives by the CEO or duly adopted by the Board; or (iii) conviction of a felony crime involving moral turpitude. Written notice shall be provided and the Employee shall have a 30-day period to correct.

     "Change of Control" shall mean (i) any merger or consolidation of the Company with, or any sale of all or substantially all of the Company's assets to any other unaffiliated corporation or entity, unless as a result of such merger, consolidation or sale of assets the holders of the Company's voting securities prior thereto hold at least 50 percent of the total voting power in the surviving or successor corporation or entity, or
     (ii) the acquisition by any Person (other than any employee benefit plan, or related trust, sponsored or maintained by the Company or any affiliate of the Company) as Beneficial Owner (as "Person" and "Beneficial Owner" are defined in the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder), directly or indirectly, of securities of the Company representing 50 percent or more of the total voting power represented by the Company's then outstanding voting securities. For purposes of this definition, the term "affiliate" shall mean any person which controls the Company, which is controlled by the Company, or which is under common control with the Company within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended.

     "Constructive Termination" shall mean either (i) a material reduction in the Employee's duties, responsibilities or position or (ii) a material reduction in the Employee's compensation or benefits, except for reductions in compensation and benefits that are concurrent with and consistent with reductions for all executives of the acquiring or surviving corporation. Constructive Termination is triggered by the actual resignation of the employee within 30 days of the above change.